AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 2 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 10th day of March, 2000 by and among Commtouch Software Ltd., an Israeli company (the "Company") having its principal executive offices at 10 Technology Avenue, Ein Vered 40696, Israel, and the investors identified on the signature page to this Agreement (collectively, the "Preferred Shareholders").

         In accordance with the provisions of Section 7 of the Amended and Restated Registration Rights Agreement (the "Original Rights Agreement"), as amended and restated by Amendment No. 1 to Amended and Restated Registration Rights Agreement, dated January 4, 2000 ("Amendment No. 1" and, together with the Original Rights Agreement, as amended, the "Rights Agreement") which provides that any provision of the Rights Agreement may be amended, and the exercise of any rights under the Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, and at least a 51% majority in interest of the holders of the Shares (as defined in the Rights Agreement), the parties to this Agreement hereby agree as follows:

         1. In the event that the Company undertakes an underwritten secondary offering of its ordinary shares during the next sixty (60) days (the
"Offering"), the allocation of the ordinary shares to be sold in connection therewith shall be as follows:

                  (a) First, to the Company, in an amount as determined by the Board of Directors of the Company to be in the best interests of the Company;

                  (b) Second, following the allocation to the Company of the amount set forth under paragraph (a) above, the number of shares included in the registration and underwriting will be allocated among the holders of ordinary shares set forth in Exhibit A hereto (individually, a "Holder" and collectively, the "Holders") requesting registration in proportion, as nearly as practicable, to the total number of ordinary shares offered by such Holders at the time of filing of a registration statement in connection with the offering in an amount equal to the balance of the ordinary shares remaining to be sold.

         2. Each Holder waived the 30 days notice provision set forth in section 2 of the Rights Agreement and shall notify the Company, within five business days of its receipt of the Company's notice of the Offering, of the total number of shares such Holder intends to sell and, to the extent that the underwriters of the secondary offering determine it necessary to cutback the number of shares offered to the public, each Holder agrees to a pro rata cutback based upon its percentage ownership of the total number of shares requested to be sold by all Holders in the secondary offering.

         3. Each Holder hereby grants power of attorney as follows:

                  (a) The undersigned hereby irrevocably constitutes and appoints Gideon Mantel and James Collins (the "Attorneys-in-Fact"), and each of them, his agent and attorney in fact, with full power of substitution, with respect to all matters arising in connection with the secondary offering and sale of the Company's ordinary shares, including, but not limited to, the power and authority on behalf of the undersigned to do or cause to be done any of the following things:

                           (i) negotiate, determine and agree upon (A) the price
                  at which the ordinary shares will be offered to the public by the underwriters pursuant to an Underwriting Agreement for the sale of the ordinary shares (the "Underwriting Agreement"),
                  (B) the underwriting discount with respect to the ordinary shares, and (c) the price at which the ordinary shares will be sold to the Underwriters by the Selling Stockholders pursuant to the Underwriting Agreement, all of which shall be at the same price or discount at which the company and other Selling Stockholders offer or sell ordinary shares.

                           (ii) prepare, execute and deliver an Underwriting Agreement, but with such insertions, changes, additions or deletions as the Attorneys in Fact shall approve as not materially adverse to the undersigned, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Attorneys-in-Fact, including the making of all representations and agreements provided in the Underwriting Agreement to be made, and the exercise of all authority thereunder vested in, the undersigned;

                           (iii) sell, assign, transfer and deliver the ordinary
                  shares to the underwriters pursuant to the Underwriting Agreement and deliver to the underwriters certificates for the ordinary shares so sold;

                           (iv) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the ordinary shares under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, the giving or making of such undertakings, representations, warranties, and agreements (including, without limitations, the restriction on sales of ordinary shares by the undersigned) and the taking of such other steps as the Attorneys-in-Fact may deem necessary of advisable;

                           (v) instruct the Company and the Company's  custodian
                  for the ordinary shares (the "Custodian") on all matters pertaining to the sale of the ordinary shares and delivery of certificates therefor;

                           (vi) provide, in accordance with the Underwriting Agreement, for the payment of expenses of the offering and
                  sale  of  the  ordinary   shares  covered  by  a

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

                  registration statement relating thereto and filed by the Company with the Securities and Exchange Commission;

                           (vii) retain legal counsel to represent the undersigned in connection with any and all matters referred to herein (which counsel will be McCutchen, Doyle, Brown & Enersen, LLP);

                           (viii) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion, including, if necessary, the endorsement (if blank or otherwise) on behalf of the undersigned of the certificate or certificates representing the ordinary shares or a stock power or powers attached to such certificate or certificates and the execution and delivery of any other documents, and generally act for and in the name of the undersigned with respect to the sale of the ordinary shares to the Underwriters and the reoffering of the ordinary shares by the Underwriters as fully as could the undersigned if then personally present and acting.

                  (b) Each Attorney-in Fact may act alone in exercising the rights and powers conferred on the Attorneys-in Fact by this Agreement, and the act of any Attorney-in-Fact shall be considered the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorney-in-Fact shall be exercised.

                  (c) The Custodian, the Company and the underwriters and all other persons dealing with the Attorneys-in-Fact as such may rely upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

                  (d) The Attorneys-in-Fact shall not receive any compensation for their services rendered hereunder.

         4. Each Holder hereby agrees (a) not to sell, transfer or otherwise dispose of their ordinary shares remaining after the secondary offering without the prior written consent of the underwriters for a period not to exceed 90 days after the commencement of the offering (the length of such period to be negotiated by the Company and the Underwriters) and (b) to execute a "lock-up" agreement to that effect which will allow the underwriters to provide for an orderly distribution of ordinary shares in the proposed offering and for an orderly market thereafter.

         5. This Agreement shall be governed by the laws of Israel, with any terms relating to United States securities laws to be interpreted in accordance with the federal laws of the United States of America. Any dispute arising, under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel-Aviv, Israel.

         6. This Agreement and the Rights Agreement shall constitute the entire agreement among the parties regarding the transactions contemplated herein and therein, and may not be

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


amended except in writing. Except as set forth herein, all of the terms of the Rights Agreement shall remain unchanged and be in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the provisions of this Agreement and the Rights Agreement, the provisions of this Agreement shall control. On and after the date hereof, each reference in the Rights Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Rights Agreement as amended hereby.

         7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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



         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Amended and Restated Registration Rights Agreement as of the date first above written.

COMMTOUCH SOFTWARE LTD.

     By: ___________________________
     Name: _________________________
     Title: ________________________

PREFERRED SHAREHOLDERS:

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________

     By: ___________________________
     Name: _________________________
     Company: ______________________
     Title: ________________________


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



                                    EXHIBIT A

                              LIST OF SHAREHOLDERS

Preferred Shareholders

     All parties who are parties to the Registration Rights Agreement who request participation in the secondary offering.

Ordinary Shareholders

Any of the following who request participation in the secondary offering:

1.   Gideon Mantel

2.   Amir Lev

3.   Isabel Maxwell

4.   James Collins

5.   Nahum Sharfman



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